Exhibit 23.2




                          Independent Auditors' Consent
                          -----------------------------


                  We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Discovery Laboratories, Inc.
1998 Stock   Incentive  Plan of our report dated  February 24, 1999
with respect to the last paragraph of Note A, April 7, 1999) on our audit of the financial statements as of and for the year ended December 31, 1998 which report is included in the annual report on Form 10-KSB for the year ended December 31, 1998, as amended.



/s/ Richard A. Eisner & Company, LLP
New York, New York
March 23, 2000



915309.3